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                                                                   EXHIBIT 99.01


FOR IMMEDIATE RELEASE
                                                   FOR MORE INFORMATION CONTACT:

                                                   Mark C. Brown
                                                   Chief Financial Officer
                                                   (703) 247-2514

                                                   Sonya Udler
                                                   Vice President of Corporate
                                                   Communications
                                                   (703) 247-2517



                       STRAYER EXPANDS INTO TENNESSEE WITH
                        CAMPUSES IN MEMPHIS AND NASHVILLE

                            CLASSES BEGIN SPRING 2003

ARLINGTON, VA., JANUARY 6, 2003 -- Strayer Education, Inc. (Nasdaq: STRA), the parent company of Strayer University, today announced that Strayer University has received final approval from the Tennessee Higher Education Commission to operate campuses in the cities of Nashville and Memphis. Strayer University has signed lease agreements and intends to open campuses in both cities for the spring 2003 quarter. Classes will begin on March 31, 2003.

         "We are very excited about our expansion into this market," said Robert Silberman, president and chief executive officer, Strayer Education Inc. "We believe the Tennessee market and its demographics are an excellent fit for Strayer University."

         Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, and information technology. The University has more than 16,500 working adult students at 20 campuses in Maryland, Washington, D.C., Virginia, and North Carolina and worldwide via the Internet through Strayer University Online. Strayer University is committed to providing high quality education that prepares working adult students for advancement in their careers and professional lives. By adapting to the latest techniques and technologies used in business, Strayer provides our graduates with practical skills and a competitive edge in the changing marketplace.


                                     -MORE-


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TENNESSEE EXPANSION PRESS RELEASE
PAGE 2.


         Strayer University is accredited by the Middle States Commission on Higher Education. Founded in 1892, Strayer attracts students from around the country and throughout the world.

         For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.


This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.


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